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                                                          Exhibit 10.7.a
                                                          ITT COMMERCIAL FINANCE

[ITT LETTERHEAD]

December 7, 1993

Michael Bivona
Manchester Equipment Company, Inc.
50 Marcus Blvd.
Hauppauge, NY 11788

Dear Mike:

        Thank you for providing us the opportunity to handle your inventory financing needs. We have established a $500,000.00 credit line to finance your Apple product upon receipt of the following conditions:

        1.  UCC-ls (received)
        2.  Agreement for Wholesale Financing (received)
        3. Subordination Agreements from all prior broad lien filers on Apple product
        4.  Proper insurance coverage with ITTCMP listed as loss payee

        In order to avoid any delays in approving orders, please make sure we receive all the conditions within 30 days from receipt of this letter, as your file will have to be resubmitted for approval if we receive them after that time frame. If you sense a serious problem with the conditions or something that might cause a lengthy delay please call.

        In addition we will need the following information from you on a regular basis:

            Quarterly Financial Statements

        In this 30 interest free program, inventory is financed by total amounts with scheduled payments made in installments.
In order to simplify payments, we have established common note dates of the 5th, 15th, and 25th.

        If the invoice is dated                 Common note date
        -----------------------                 ----------------
        from the 1st to the 10th                      5th
        from the 11th to the 20th                    15th
        from the 21st to the 31st                    25th

When making payments use the following address:

        Regular Mail Payments                   Express Mail Payments
        ----------------------                  ---------------------
        ITT Commercial Finance Corp.            Provident National Bank
        P.O. Box 7780-3070                      120 S. 17th Street
        Philadelphia, PA 19182-3070             Philadelphia, PA 19103
        Account # 306-489-1                     Attn: Lock Box Department
                                                4th floor
                                                c/o Lockbox #7780-3070



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        I have included a Policy and Procedure Newsletter which details standard procedures. Hopefully this will help clarify any questions you might have regarding what we require.

        As with any new relationship it takes a while to get to know each other. If you have any questions about the terms of your financing program please feel free to contact Derek Brown, your Account Manager or Mark Schafer, Branch Manager. All of us at ITT are eager to respond to your needs quickly and effectively. I have also included an organizational chart of the office to keep on hand.

        At ITT Commercial Finance, we pride ourselves on providing quality customer service and innovative financing programs. We will do our best to warrant the confidence you have placed in us, and we look forward to a strong and mutually beneficial relationship for both our companies. I am available at your convenience to discuss any additional financing needs. Please feel free to call me anytime.


Sincerely,


/s/ MaryEllen Janello
----------------------
MaryEllen Janello
Sales Support Manager


                                  CONFIRMATION

This is to confirm receipt of this letter. Please sign below and send back to our office in the enclosed envelope.

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